THE HARTFORD MUTUAL FUNDS, INC. HARTFORD FUNDS EXCHANGE-TRADED TRUST

POWER OF ATTORNEY

August 5, 2026

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganization of the fund listed below, a series of The Hartford Mutual Funds, Inc., a Maryland corporation, (the “Acquired Fund”) with and into the series of Hartford Funds Exchange-Traded Trust, a Delaware statutory trust, listed below (the “Acquiring Fund”), and any amendments, or other filings with the Commission, related to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the Commission relating to The Hartford Mutual Funds, Inc. and Hartford Funds Exchange-Traded Trust.

Acquired Fund	Acquiring Fund
Hartford Hybrid and Credit Opportunities Fund (formerly, Hartford Low Duration High Income Fund)	Hartford Hybrid and Credit Opportunities ETF

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ Gregory A. Frost Gregory A. Frost	Director/Trustee, President and Chief Executive Officer (principal executive officer)

/s/ Ankit Puri Ankit Puri	Treasurer (principal financial officer and principal accounting officer)

/s/ Christine R. Detrick Christine R. Detrick	Chair of the Board, Director/Trustee

/s/ Hilary E. Ackermann Hilary E. Ackermann	Director/Trustee

/s/ Robin C. Beery Robin C. Beery	Director/Trustee

/s/ Derrick D. Cephas Derrick D. Cephas	Director/Trustee

/s/ John J. Gauthier John J. Gauthier	Director/Trustee

/s/ Andrew A. Johnson, Jr. Andrew A. Johnson, Jr.	Director/Trustee

/s/ Paul L. Rosenberg Paul L. Rosenberg	Director/Trustee

/s/ David Sung David Sung	Director/Trustee

RESOLUTION APPROVING THE POWER OF ATTORNEY

APPROVAL OF POWERS OF ATTORNEY

RESOLVED, that Trustees and officers of HFETT who may be required to sign HFETT’s filings on Form N-14 and any and all amendments thereto be, and each hereby is, authorized to execute a power of attorney appointing Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino, jointly and severally, as their attorneys-in-fact, each with power of substitution, for said Trustees and officers in any and all capacities to sign HFETT’s filings on Form N-14 for the Acquiring Fund and any and all amendments to such filings on Form N-14, and to file the same, with exhibits thereto, if any, and other documents in connection therewith, with the SEC and with other federal, state, foreign and quasi-governmental agencies and such other instruments related to compliance with certain of the federal securities laws and other applicable federal, state, foreign and quasi-governmental filings, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof; and it is

FURTHER RESOLVED, that the above-referenced persons appointed as attorneys-in-fact be, and they hereby are, authorized and empowered to take such action as is necessary to carry out the intent of the foregoing resolution, including, but not limited to, executing any required documents on behalf of HFETT, including its principal executive officer and principal financial officer, and each member of HFETT’s Board; and it is

FURTHER RESOLVED, that the officers of HFETT be, and they hereby are, authorized to do all things and execute all deeds, documents and instruments in writing as may be necessary in connection with carrying out the foregoing.